Exhibit 99.1

Where Food Comes From, Inc. Reports 2022 First Quarter Financial Results

CASTLE ROCK, Colo., May 12, 2022 (GLOBE NEWSWIRE) — Where Food Comes From, Inc. (WFCF) (Nasdaq: WFCF), the most trusted resource for independent, third-party verification of food production practices in North America, today announced financial results for its 2022 first quarter ended March 31, 2022.

“First quarter revenue growth reflected continued momentum in our verification and certification segment, including typically strong demand from beef customers and steadily increasing activity with other protein segments that are recovering from the impact of Covid-19 restrictions,” said John Saunders, Chairman and CEO. “We also saw a sharp increase in consulting revenue resulting from a large contract our Postelsia unit won with a Japanese government agency for seafood promotion in the United States. On the profit side, operating income was up six-fold and adjusted EBITDA grew by 160% year over year. Our cash and cash equivalents balance topped $6.0 million in the quarter and our balance sheet remains debt free.”

Where Food Comes From also announced it bought back 33,550 shares of common stock in the first quarter of 2022. That compares to buybacks totaling 80,775 shares for all of 2021.

First Quarter Results

Revenue in the first quarter increased 39% to $6.2 million from $4.4 million in the first quarter last year. Revenue components included:

●	Verification and certification services, up 16% to $3.8 million from $3.3 million.
●	Product sales, up 39% to $1.0 million from $0.7 million.
●	Software and related consulting services up 201% to $1.4 million from $0.5 million.

Gross margins for verification and certification services and associated product sales increased to 46.3% from 43.6% year over year due primarily to favorable changes in sales mix and pricing.

Sales, general and administrative expenses in the first quarter were flat at $1.8 million.

Income from operations increased six-fold to $0.6 million from $0.1 million due to improved margins in verification and tag sales and a stable expense base relative to increased revenue.

Net income in the first quarter was $0.5 million, or $0.08 per share, compared to net income of $1.2 million, or $0.19 per share, in the same quarter last year when the Company benefitted from $1.0 million in PPP loan forgiveness income. Excluding loan forgiveness, first quarter 2021 net income would have been $0.1 million.

Adjusted EBITDA in the first quarter was $0.9 million, up 156% over adjusted EBITDA of $0.4 million in the first quarter last year.

The Company generated approximately $1.1 million in net cash from operations in the first quarter compared to $1.2 million in the same quarter last year.

Cash and cash equivalents at March 31, 2022, were up 13% to $6.1 million from $5.4 million at 2021 year end. The Company has no long term debt.

Conference Call

The Company will conduct a conference call today at 10:00 a.m. Mountain Time.

Call-in numbers for the conference call:

Domestic Toll Free: 1-877-407-8289

International: 1-201-689-8341

Conference Code: 13729885

Phone replay:

A telephone replay of the conference call will be available through June 9, 2022, as follows:

Domestic Toll Free: 1-877-660-6853

International: 1-201-612-7415

Conference Code: 13729885

About Where Food Comes From, Inc.

Where Food Comes From, Inc. is America’s trusted resource for third party verification of food production practices. Through proprietary technology and patented business processes, the Company estimates that it supports more than 17,500 farmers, ranchers, vineyards, wineries, processors, retailers, distributors, trade associations, consumer brands and restaurants with a wide variety of value-added services. Through its IMI Global, Validus Verification Services, SureHarvest, WFCF Organic (previously known as International Certification Services and A Bee Organic), Postelsia and Sterling Solutions units, Where Food Comes From solutions are used to verify food claims, optimize production practices and enable food supply chains with analytics and data driven insights. In addition, the Company’s Where Food Comes From® retail and restaurant labeling program uses web-based customer education tools to connect consumers to the sources of the food they purchase, increasing meaningful consumer engagement for our clients.

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles (“GAAP”). The term “EBITDA” refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing WFCF’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Income table at the end of this release. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Forward-looking statements are inherently uncertain, and actual events could differ materially from the Company’s predictions. Important factors that could cause actual events to vary from predictions include those discussed in our SEC filings. Specifically, statements in this news release about industry leadership and demand for, and impact and efficacy of, the Company’s products and services on the marketplace are forward-looking statements that are subject to a variety of factors, including availability of capital, personnel and other resources; competition; governmental regulation of the agricultural industry; the market for beef and other commodities; and other factors. Financial results for the first quarter and the Company’s pace of stock buybacks are not necessarily indicative of future results. Readers should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements to reflect new information or developments. For a more extensive discussion of the Company’s business, please refer to the Company’s SEC filings at www.sec.gov.

Company Contacts:

John Saunders

Chief Executive Officer

303-895-3002

Jay Pfeiffer

Director, Investor Relations

303-880-9000

Where Food Comes From, Inc.

Statements of Income (Unaudited)

	Three months ended March 31,
(Amounts in thousands, except per share amounts)	2022	2021
Revenues:
Verification and certification service revenue	$3,784	$3,263
Product sales	1,007	724
Software and related consulting revenue	1,365	453
Total revenues	6,156	4,440
Costs of revenues:
Costs of verification and certification services	2,036	1,793
Costs of products	537	457
Costs of software and related consulting	1,186	328
Total costs of revenues	3,759	2,578
Gross profit	2,397	1,862
Selling, general and administrative expenses	1,774	1,773
Income from operations	623	89
Other income/(expense):
Dividend income from Progressive Beef	50	30
Gain on disposal of assets	-	9
Loan forgiveness from Paycheck Protection Program	-	1,037
Loss on foreign currency exchange	(12)	(2)
Other income, net	-	1
Interest expense	(1)	(3)
Income before income taxes	660	1,161
Income tax expense	163	11
Net income	$497	$1,150

Per share - net income:
Basic	$0.08	$0.19
Diluted	$0.08	$0.19

Weighted average number of common shares outstanding:
Basic	6,067	6,136
Diluted	6,150	6,231

Where Food Comes From, Inc.

Calculation of Adjusted EBITDA*

(Unaudited)

	Three months ended March 31,
(Amounts in thousands)	2022	2021

Net income	$497	$1,150
Adjustments to EBITDA:
Interest expense	1	3
Income tax expense	163	11
Depreciation and amortization	195	202
EBITDA*	856	1,366
Adjustments:
Loan forgiveness	-	(1,037)
Stock-based compensation	51	25
Cost of acquisitions	-	-
ADJUSTED EBITDA*	$907	$354

*Use of Non-GAAP Financial Measures: Non-GAAP results are presented only as a supplement to the financial statements and for use within management’s discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of the Company’s financial performance, but non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, etc.) or (ii) items that management does not consider to be useful in assessing the Company’s ongoing operating performance (e.g., M&A costs, income taxes, gain on sale of investments, loss on disposal of assets, etc.). In the case of the non-cash items, management believes that investors can better assess the Company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company’s ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Because not all companies use identical calculations, the Company’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.

Where Food Comes From, Inc.

Balance Sheets (Unaudited)

(Amounts in thousands, except per share amounts)	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$6,093	$5,414
Accounts receivable, net of allowance	2,200	2,178
Inventory	815	767
Prepaid expenses and other current assets	381	325
Total current assets	9,489	8,684
Property and equipment, net	1,210	1,295
Right-of-use assets, net	2,744	2,823
Investment in Progressive Beef	991	991
Intangible and other assets, net	2,491	2,581
Goodwill, net	2,946	2,946
Deferred tax assets, net	483	464
Total assets	$20,354	$19,784

Liabilities and Equity
Current liabilities:
Accounts payable	$594	$447
Accrued expenses and other current liabilities	1,324	710
Deferred revenue	1,277	1,513
Current portion of finance lease obligations	12	13
Current portion of operating lease obligations	314	313
Total current liabilities	3,521	2,996
Finance lease obligations, net of current portion	17	19
Operating lease obligation, net of current portion	2,941	3,020
Total liabilities	6,479	6,035

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.001 par value; 95,000 shares authorized; 6,491 (2022) and 6,489 (2021) shares issued, and 6,039 (2022) and 6,071 (2021) shares outstanding	6	6
Additional paid-in-capital	12,006	11,955
Treasury stock of 452 (2022) and 419 (2021) shares	(4,229)	(3,807)
Retained earnings	6,092	5,595
Total equity	13,875	13,749
Total liabilities and stockholders’ equity	$20,354	$19,784